EXHIBIT 99.1

	Year Ended December 31,
	2004	2003	2002
Cash Flows from Operating Activities
Net income (loss)	$ 19,053,263	$ (28,964,005)	$ (4,705,926)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	10,853,013	12,673,660	15,070,442
Amortization	266,457	452,572	141,139
Provision for doubtful accounts	592,544	312,021	1,168,447
Provision for inventory reserves	3,426,958	5,304,370	3,104,411
Provision for warranty	8,586,480	7,599,745	8,840,731
Deferred income tax provision (benefit)	4,943,606	(5,508,648)	(610,269)
Gain on disposal of discontinued operations, net of tax	(5,406,224)	--	--
(Gain) loss on disposition of fixed assets	450,081	(1,034,489)	(162,721)
Gain on sale of equipment on operating lease	--	(534,325)	(708,046)
Gain on sale of finance receivables	--	(18,000)	(342,063)
Goodwill impairment	--	16,260,975	--
Minority interest in losses (earnings) of subsidiary	(111,260)	136,967	80,403
(Increase) decrease in:
Receivables	(3,556,365)	6,575,947	3,244,069
Inventories	(21,471,263)	6,291,914	6,527,167
Prepaid expenses	(4,648,422)	(2,752,027)	(1,378,562)
Other assets	(922,253)	(1,347,012)	(2,316,920)
Increase (decrease) in:
Accounts payable	8,928,898	(6,688,461)	6,536,815
Customer deposits	686,642	3,515,342	(1,886,474)
Accrued product warranty	(7,358,121)	(7,744,036)	(8,535,986)
Refundable income taxes	(386,591)	6,839,098	--
Income taxes payable	(1,620,135)	2,292,637	597,519
Accrued retirement benefit costs	(1,037,275)	--	--
Self insurance loss reserves	381,692	2,014,416	2,275,444
Other accrued liabilities	8,357,429	(8,763,779)	6,592,169
Foreign currency transaction (gain) loss	294,674	280,577	90,651
Net cash provided by operating activities	20,303,828	7,195,459	33,622,440

Cash Flows from Investing Activities
Proceeds from disposal of discontinued operations, net	23,496,339	--	--
Proceeds from sale of property and equipment	1,511,047	1,660,676	1,238,570
Expenditures for property and equipment	(11,167,772)	(3,588,297)	(19,273,932)
Proceeds from sale of equipment on operating lease	--	6,611,539	16,634,694
Expenditures for equipment on operating lease	--	--	(14,704,868)
Additions to finance receivables	--	(1,043,412)	(40,741,257)
Collections of finance receivables	121,310	18,190,171	20,413,550
Proceeds from sale of finance receivables	--	1,585,484	29,330,175
Additions to notes receivable	(42,663)	(300,800)	(7,228,110)
Repayments on notes receivable	120,719	7,305,714	4,554
Net cash provided (used) by investing activities	14,038,980	30,421,075	(14,326,624)

	Year Ended December 31,
	2004	2003	2002
Cash Flows from Financing Activities
Proceeds from issuance of common stock	$ 2,754,586	$ 382,014	$ 698,540
Net borrowings (repayments) under revolving credit loans	(19,479,303)	(3,905,306)	5,314,410
Proceeds from sale of minority interest stock	1,706,034	--	--
Cash paid for retirement of stock	(1,817,147)	(70,776)	(87,888)
Principal repayments of industrial bonds, loans and notes payable	(18,734,227)	(95,113,634)	(6,769,101)
Purchase of company shares by Supplemental Executive Retirement Plan	(231,711)	(674,000)	(785,000)
Proceeds from debt and notes payable	--	40,122,943	5,655,642
Net cash provided (used) by financing activities	(35,801,768)	(59,258,759)	4,026,603
Effect of exchange rates on cash	73,116	52,154	348,574
Increase (decrease) in cash and cash equivalents	(1,385,844)	(21,590,071)	23,670,993
Cash and cash equivalents, beginning of period	9,734,537	30,341,171	6,670,178
Cash and cash equivalents, end of period	$ 8,348,693	$ 8,751,100	$ 30,341,171

Supplemental Cash Flow Information
Cash paid during the year for:
Interest	$ 3,890,711	$ 9,213,232	$ 10,235,731
Income taxes (net of refunds)	$ 9,915,939	$ (6,526,586)	$ (2,955,356)

Tax benefits related to stock options:
Refundable income taxes	--	--	$ 105,809
Additional paid-in capital	$ (262,002)	$ (71,819)	(105,809)
Income tax payable	262,002	71,819	--

Restructure of note receivable:
Finance receivables	248,028	--	--
Accounts receivable	(248,028)	--	--

Repossession of rental equipment:
Inventory	$ 270,000	--	--
Fixed assets	(270,000)	--	--

Astec Industries, Inc.

Five Year Results

(Amounts in Thousands)

	2000	2001	2002	2003	2004
Net Sales	497,721	435,869	458,428	402,066	504,554
GM%	22.9%	19.5%	16.9%	16.2%	20.4%
Goodwill Impairment	–	–	–	16,261	--
Income from Continuing Operations	22,941	684	(6,638)	(30,712)	12,483
EPS from Continuing Operations	1.16	0.03	(0.34)	(1.56)	0.62

Restated to reflect continuing operations.

Astec Industries, Inc.

Domestic vs. International Sales

(Amounts in Millions of Dollars)

$500
$400
$300
$200
$100
$0
$498
$63
$435
$436
$90
$346
$458
$77
$381
$402
$94
$308
$505
$123
$382
2000
2001
2002
2003
2004
Domestic
International
Total

Restated to reflect continuing operations.

Astec Industries, Inc.

Parts Sales

(Amounts in Millions of Dollars)

$120
$100
$80
$60
$40
$20
$0
$84
$93
$98
$97
$116
2000
2001
2002
2003
2004

Restated to reflect continuing operations.